Maidenform Brands, Inc. Announces Appointment of Karen M. Rose as Chairman of the Board

Iselin, New Jersey, January 6, 2009—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, is pleased to announce that the Board of Directors has appointed Karen M. Rose as the Chairman of the Board, succeeding Thomas J. Ward who retired as Chairman, as previously announced, effective January 5, 2009.  Ms. Rose was formerly the Chief Financial Officer of the Clorox Company.  She joined Clorox in 1978 and over the years occupied a number of management positions including Director of Finance, Household Products Company; Vice President and Treasurer; and Group Vice President & Chief Financial Officer, and has been a director of Maidenform since January 2005.  Ms. Rose has and will continue to serve as Chairman of Maidenform’s Audit Committee as well as a member of the Compensation Committee and the Nominating and Governance Committee.  Ms. Rose also serves on the Board of Directors of Bare Escentuals, Inc.

Maurice S. Reznik, Chief Executive Officer, stated, “We are very pleased with Karen’s appointment and acceptance as the new Chairman of Maidenform’s board.  We are confident that she will assist in carrying out the Company’s mission to drive greater shareholder value and success and we are certain that she will make a major contribution to our future growth plans.  I look forward to working even more closely with her in the future.”

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear.  During its 85-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women.  Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control ItTM, LulehTM, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates®, Self Expressions® and InspirationsTM. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Contact:
Chris Vieth
Chief Financial Officer & Chief Operating Officer
(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year.  Although these expectations may change, the Company is under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements:  the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s leverage could adversely affect its financial condition; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; the sufficiency of cash to fund operations and capital expenditures; and the influence of adverse changes in general economic conditions.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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